EXECUTION VERSION

DATE 4 October 2019

(1) ÁINE DENN
(2)    POWERSTEERING SOFTWARE LIMITED
(3) ROY ENRIGHT (AS SELLERS’ REPRESENTATIVE)

SHORT FORM SHARE PURCHASE AGREEMENT relating to the acquisition of certain of the issued share capital of ALTIFY IRELAND LIMITED

Pillsbury Winthrop Shaw Pittman LLP
Tower 42, Level 21
25 Old Broad Street
London EC2N 1HQ

TABLE OF CONTENTS
Page
1.DEFINITIONS AND INTERPRETATION    2
2.SALE AND PURCHASE    3
3.CONSIDERATION    4
4.COMPLETION    4
5.WARRANTIES    4
6.RESTRICTIONS ON AD    5
7.RELEASE    6
8.ANNOUNCEMENTS AND CONFIDENTIALITY    7
9.SELLERS' REPRESENTATIVE    8
10.VOTING POWER OF ATTORNEY    9
11.INDEMNITY FOR LOST SHARE CERTIFICATES    9
12.ASSIGNMENT    10
13.NOTICES    10
14.GENERAL    11
15.ENTIRE AGREEMENT    12
16.GOVERNING LAW AND JURISDICTION    13

i

SHORT FORM SHARE PURCHASE AGREEMENT
DATE:    4 October 2019
BETWEEN:

(1)	ÁINE DENN of 43 Glasthule Road, Sandycove, Co. Dublin, Ireland (“AD”);

(2)
POWERSTEERING SOFTWARE LIMITED, a private company registered under the laws of England and Wales with registered number 5587016 whose registered office is at 16 Great Queen Street, Covent Garden, London, WC2B 5AH (the “Buyer”); and

(3)	ROY ENRIGHT of 31 Waltham Terrace, Blackrock, Dublin, Ireland (the "Sellers' Representative"),
each a Party and, together, the Parties.
INTRODUCTION:

(A)	AD is the legal and beneficial owner and registered holder of 6,448,607 ordinary shares of €0.00001 each in the capital of the Company (as defined below) (the "AD Sale Shares").

(B)	AD has agreed to sell, and the Buyer has agreed to purchase, the AD Sale Shares, on the terms and subject to the conditions of this Agreement.
AGREEMENT:

1.	DEFINITIONS AND INTERPRETATION

1.1
The Introduction and Schedules form part of this Agreement and have the same force and effect as if set out in the body of this Agreement. Any reference to this Agreement includes the Introduction and Schedules.

1.2	In this Agreement, unless expressly stated otherwise, capitalised terms have the meanings assigned to them in the Majority SPA and the capitalised terms set out below have the following meanings:
AD Consideration: has the meaning given in Clause 3;
Agreement: this short form share purchase agreement, including any Introduction and/or Schedules;
Company: Altify Ireland Limited incorporated under the laws of Ireland (registered number 406845);
Completion: completion of the sale and purchase of the AD Sale Shares in accordance with Clause 4;
Completion Date: the date of this Agreement;
Majority Sellers: the sellers under the Majority SPA;
Majority SPA: the agreement between the Majority Sellers (as defined therein) and the Buyer dated the date of this Agreement pursuant to which the Majority Sellers agreed to transfer certain shares in the capital of the Company to the Buyer; and
Minority Sellers: the sellers under the Minority SPA;
Minority SPA: the agreement between the Minority Sellers and the Buyer dated the date of this Agreement pursuant to which the Minority Sellers agreed to transfer certain shares in the capital of the Company to the Buyer; and
Relevant Business: the business undertaken by the Company and its Subsidiaries on the Completion Date of (i) developing and licensing of software solutions for customer revenue optimisation, sales process management, opportunity management, account management and sales navigation integration, and (ii) providing sales team training.

1.3	The rules of interpretation as set out in Clause 1.3 of the Majority SPA shall apply to this Agreement as if contained in this Agreement.

2.	SALE AND PURCHASE

2.1
AD shall sell the entire legal and beneficial interest in the AD Sale Shares free from all Encumbrances, and the Buyer shall purchase, the AD Sale Shares with effect from the Completion Date together with all rights attached or accruing to such AD Sale Shares at the date of this Agreement (including, without limitation, the right to receive any dividend, distribution or return of capital declared, paid or made on or after the date of this Agreement).

2.2	The Buyer will not be obliged to complete the purchase of any of the AD Sale Shares unless:

2.2.1	the purchase of all of the Majority Sellers' Shares;

2.2.2	the purchase of all of the Minority Shares;

2.2.3	the purchase of all of the Altify UK Shares;

2.2.4	the purchase of all of the Option Shares; and

2.2.5	the purchase of the AD Sale Shares,
is completed simultaneously.

2.3
AD undertakes in respect of the AD Sale Shares to procure the waiver of all pre-emption and similar rights over the AD Sale Shares or any of them to which any person may be entitled under the constitution of the Company or otherwise in relation to the sale and purchase of the same under this Agreement.

2.4	Simultaneously with Completion the Buyer will purchase the Majority Shares pursuant to the Majority SPA.

2.5	Simultaneously with Completion the Buyer will purchase the Minority Shares pursuant to the Minority SPA.

2.6	Simultaneously with Completion the Buyer will purchase the Altify UK Shares pursuant to the Altify UK SPA.

2.7
Simultaneously with Completion the Buyer will purchase the Option Shares pursuant to the Option SPA and procure that the Aggregate Option Exercise Price is paid to the Company in accordance with the terms of such agreement.

3.	CONSIDERATION
The total aggregate consideration for the purchase of the AD Sale Shares under this Agreement shall be $2,164,111 (the “AD Consideration”).

4.	COMPLETION

4.1	Completion shall take place on the Completion Date when AD and the Buyer shall comply with their respective obligations as specified in Clauses 4.2 and 4.3.

4.2	On Completion AD shall deliver to the Buyer:

4.2.1	a counterpart of this Agreement, duly executed by AD or her duly appointed attorney;

4.2.2	a stock transfer form in the name of the Buyer in respect of all the AD Sale Shares, duly executed by AD or her duly appointed attorney;
and AD irrevocably and unconditionally authorises the directors of the Company or the Sellers’ Solicitors to, where appropriate, date such documents on the Completion Date and to deliver such documents to the Buyer at Completion.

4.3	On Completion, the Buyer shall pay the Sellers’ Solicitors’ Account to the AD Consideration.

4.4
The performance by AD of her respective obligations under Clause 4.2 shall be a condition precedent to the performance by the Buyer of its obligation under Clause 4.3 to the extent that, if AD shall fail or shall be unable to perform any of her obligations under Clause 4.2, the Buyer shall at its option (and without prejudice to any other remedies or rights which it may have against AD in respect of such non-performance) cease to be liable to perform its obligations under Clause 4.3 provided however that the Buyer will not have any right to seek the rescission of this Agreement.

4.5	The transfer of monies to the Sellers’ Solicitors’ Account by the Buyer in accordance with Clause 4.3 shall be an absolute discharge for the Buyer of such obligation.

5.	WARRANTIES

5.1	AD warrants to the Buyer, in respect of herself only, that each of the following warranties is true and accurate in all respects and not misleading as at the Completion Date:

5.1.1
AD and/or her duly appointed attorney has full power to enter into and perform her obligations under this Agreement and all the documents in the Agreed Form to be executed by her and this Agreement constitutes, and each such Agreed Form document when executed will constitute, binding obligations of AD in accordance with its terms;

5.1.2	the execution and delivery of this Agreement, and any of the Agreed Form documents to be executed by AD and the performance of and compliance by AD with its and their terms and provisions will not:

(a)	conflict with or result in a breach of, or constitute a default under, any agreement or instrument to which AD is a party or by which AD is bound; or

(b)	conflict with or result in a breach of any applicable law, regulation, order, writ, injunction or decree of any court or agency to which AD is subject;

5.1.3	AD is not party to any agreement or bound by any obligation the terms of which will prevent the Buyer from enjoying the full benefit of this Agreement;

5.1.4	the AD Sale Shares are legally and beneficially owned by AD free from all Encumbrances (other than as set out in the Company’s constitution); and

5.1.5
neither AD nor, so far as AD is aware, any person connected with AD has any interest, direct or indirect, in any business other than that now carried on by the Company which is or is likely to be or become competitive with the business of the Company.

6.	RESTRICTIONS ON AD

6.1
The provisions of this Clause 6 are made with the intention of assuring to the Buyer and each of its Group Companies following Completion the full benefit and value of the goodwill, confidential information and connections of the Company and the Subsidiaries and as a constituent part of the agreement for the sale of the AD Sale Shares. Accordingly AD agrees that the restrictions contained in this Clause 6 are reasonable and necessary for the protection of the legitimate interests of the Buyer and that the restrictions do not work harshly on her.

6.2
AD covenants with the Buyer and each of its Group Companies following the Completion Date that for the period of 18 months following the Completion Date, save with the prior written consent of the Buyer, she will not directly or indirectly on her own behalf or on behalf of any other person:

6.2.1
in competition with the Company or any of the Subsidiaries deal with, seek employment or engagement with, or be employed or engaged by or be a director or consultant to, work on any account of, or be in any way interested in or connected with any business which competes with the Relevant Business for the purpose of providing services the same as or similar to those she provided to the Company or any of the Subsidiaries, provided always that this Clause shall not prevent AD from being interested as a holder or beneficial owner solely for investment purposes of less than three per cent of any securities of any company whose securities are listed or quoted on any recognised investment exchange in Ireland, the United Kingdom or the United States;

6.2.2
deal with, seek employment or engagement with, be employed or engaged by, engage in business with or work on any account or business of any customer of the Company or any of the Subsidiaries for the purpose of providing that customer with services which are the same as or similar to any services which she was involved in providing to that customer at any time in the 12 months preceding the Completion Date;

6.2.3
solicit business from any customer of the Company or any of the Subsidiaries for the purpose of providing to that customer services which are the same as or similar to those which she has been involved in providing to that customer at any time in the 12 months preceding the Completion Date;

6.2.4	intentionally interfere with or seek to interfere with contractual or other trade relations between the Company or any of the Subsidiaries and any of its or their respective customers;

6.2.5	interfere or seek to interfere with contractual or other trade relations between the Company or any of the Subsidiaries and any of its or their respective suppliers;

6.2.6
solicit the services of, endeavour to entice away from the Company or any of the Subsidiaries or knowingly assist in, or procure, the employment by any other person of any director or senior or managerial employee or consultant of the Company or any of the Subsidiaries known personally to her (whether or not such person would commit any breach of his contract of employment or engagement by reason of leaving the service of such company);

6.2.7
save as required by applicable law or regulation or in fulfilment of her duties as an employee of any Group Company, she will not communicate or divulge to any person or make use of and shall use her reasonable endeavours to prevent the publication, disclosure or unauthorised use of any Confidential Information concerning the business, finances or affairs of the Company or of any of the Subsidiaries or of any of their respective customers or suppliers;

6.2.8
for so long as it is used or registered in the name of the Company or any of its Group Companies, save for when fulfilling her duties as an employee of any Group Company, use or apply to register on any public register any trade, business or domain name or e-mail address used by the Company or any of the Subsidiaries during the period of two years preceding the Completion Date or any name similar to those names or addresses or likely to be confused with them.

6.3
If any of the restrictions in Clause 6 is held to be void or ineffective for any reason but would be held to be valid and effective if part of its wording were deleted, that restriction shall apply with such deletions as may be necessary to make it valid and effective.

6.4
The restrictions contained in Clause 6 shall be construed as separate and individual restrictions and shall each be capable of being severed without prejudice to the other restrictions or to the remaining provisions.

7.	RELEASE

7.1
AD confirms that she has no claim (whether in respect of any breach of contract, compensation for loss of office or monies due to her or on any account whatsoever) outstanding against the Company or any Subsidiary or against any of the shareholders, directors, officers, employees of the Company or any Subsidiary and that no agreement or arrangement (including any contract of employment) is outstanding under which the Company or any Subsidiary or any of such persons has or could have any obligation of any kind to her, except:

7.1.1	as may arise under the terms of this Agreement;

7.1.2	as may arise under the contracts of employment or service agreements of AD with the Company or the Subsidiaries (as the case may be);

7.1.3
in relation to the accrual of any remuneration (of any kind, including salary, commission, bonus payments and pension contributions) to AD in accordance with her contracts of employment or service agreements with the Company or the Subsidiaries, in each case in respect of the latest relevant remuneration period; and

7.1.4
any amounts due to AD in respect of the reimbursement of expenses in accordance with the terms of her contract of employment or service agreements with the Company or the Subsidiaries and the Company’s or Subsidiaries' expenses policy.

7.2
To the extent that any such claim or obligation exists or may exist, AD irrevocably and unconditionally waives such claim or obligation and releases the Company and each Subsidiary and any such other persons from any liability whatsoever in respect of such claim or obligation.

8.	ANNOUNCEMENTS AND CONFIDENTIALITY

8.1
Subject to the provisions of Clause 8.2, no Party shall issue any press release or publish any circular to shareholders or any other public document or make any statement or disclosure to any person who is not a Party (including any document, statement or disclosure published, issued or made by AD to any supplier to or customer of the Company or any of the Subsidiaries) in each case relating to this Agreement, its terms or the matters contained in it, without obtaining the prior written approval of the Buyer and the Sellers’ Representative to its contents and the manner and extent of its presentation and publication or disclosure (such approval not to be unreasonably withheld or delayed or made subject to unreasonable conditions).

8.2	The provisions of Clause 8.1 do not apply to:

8.2.1	any announcement relating to or connected with or arising out of this Agreement required to be made by any Party:

(a)	by virtue of the regulations of the US Securities and Exchange Commission; or

(b)	by any court or governmental or administrative authority competent to require the same; or

8.2.2	by any applicable law or regulation;

8.2.3
any statement or disclosure made in good faith by AD, the Buyer, the Company or any of the Subsidiaries after Completion for its legitimate corporate purposes, including in connection with any civil, criminal, regulatory or arbitration proceedings in any jurisdiction brought or threatened by or against it in relation to the Agreement, the documents in the Agreed Form and any other documents referred to in it or them;

8.2.4
any document, statement or disclosure published, issued or made by the Buyer, the Company or any of the Subsidiaries after Completion to any supplier to or customer of the Company or of any of the Subsidiaries;

8.2.5	any disclosure made by a Party to its professional advisers, provided that such disclosure is made under obligations of confidentiality; or

8.2.6	any document, statement or disclosure made by the Buyer after Completion to any person to whom it proposes to assign its rights under this Agreement or who is otherwise contemplated by Clause 12.

9.	SELLERS' REPRESENTATIVE

9.1
AD irrevocably and unconditionally appoints the Sellers' Representative (and any replacement Sellers' Representative from time to time) as her agent to negotiate, determine, agree and settle any dispute or matter between the Sellers (or any group of them) and the Buyer arising out of or in connection with this Agreement where this Agreement confers such responsibility on the Sellers' Representative. As the representative of AD under this Agreement and/or any Transaction Document, the Sellers' Representative shall act as the agent for AD, shall have authority to bind AD in accordance with this Agreement, and the Buyer may rely on such appointment and the Sellers’ Representative’s authority to bind AD until the receipt by the Buyer of notice of the appointment of a successor Sellers' Representative.

9.2
AD confirms that the Buyer may rely exclusively upon, without independent verification or investigation, all decisions, communications or writings made, given or executed by the Sellers' Representative in connection with this Agreement and/or any Transaction Document. The Buyer is entitled to deal exclusively with the Sellers' Representative on all matters relating to this Agreement and/or any Transaction Document and any action taken or not taken or decisions, communications or writings made, given or executed by the Sellers' Representative, for or on behalf of AD, shall be deemed an action taken or not taken or decisions, communications or writings made, given or executed by AD. Any notice or communication delivered by the Buyer to the Sellers' Representative shall be deemed to have been delivered to AD.

9.3
Without limitation to his obligations under any other Transaction Document wherein the Sellers' Representative acts in a capacity other than his capacity as the Sellers' Representative, the Sellers' Representative shall have no liability to the Buyer for any default under this Agreement and/or any Transaction Document by any other Seller. Except for fraud, criminal activity, gross negligence or wilful misconduct in his capacity as Sellers' Representative on his part, the Sellers' Representative shall have no liability to any other Seller under this Agreement and/or under any Transaction Document for any action or omission by the Sellers' Representative on behalf of the other Sellers.

9.4
The Sellers' Representative shall be entitled to retain counsel and to incur such costs and expenses as the Sellers' Representative deems to be necessary or appropriate in connection with the performance of his obligations under this Agreement and the Sellers' Representative shall be reimbursed for all such costs and expenses (including reasonable attorneys' fees and expenses).

9.5
All of the immunities and powers granted to the Sellers' Representative under this Agreement shall survive the Completion Date and/or any termination of any Transaction Document. The grant of authority provided for herein (i) is coupled with an interest and shall be irrevocable and survive the death, incompetency or bankruptcy of AD and (ii) shall survive Completion.

9.6
AD irrevocably appoints the Sellers' Representative to be his lawful attorney with full power, authority and legal right in her name and on her behalf to sign, execute or deliver any required stock transfer form in respect of the transfer of the AD Sale Shares under this Agreement.

9.7
AD hereby agrees to indemnify and hold the Sellers' Representative harmless from and against any and all liability, loss, cost, damage or expense (including without limitation professional fees) reasonably incurred or suffered as a result of the performance of the Sellers' Representative's duties under this Agreement except for any such liability arising out of the wilful misconduct of the Sellers' Representative.

10.	VOTING POWER OF ATTORNEY

10.1
AD appoints the Buyer (acting by its directors from time to time) as her attorney (“Attorney”), with full power to exercise all rights in relation to the AD Sale Shares as the Attorney in its absolute discretion sees fit, including but not limited to:

10.1.1
receiving notice of, attending and voting at any general meeting of the members of the Company, including meetings of the members of any particular class of member, and all or any adjournments of such meetings, or signing any resolution as registered holders of the AD Sale Shares;

10.1.2	completing and returning proxy cards (or equivalent), consent to short notice and any other documents required to be signed by the registered holder of the AD Sale Shares;

10.1.3
dealing with and giving directions as to any moneys, securities, benefits, documents, notices or other communications (in whatever form) arising by right of the AD Sale Shares or received in connection with the AD Sale Shares from the Company or any other person; and

10.1.4	otherwise executing, delivering and doing all deeds, instruments and acts in AD’s name insofar as may be done in the relevant capacity as registered holder of the AD Sale Shares.

10.2
This power of attorney shall be irrevocable, save with the consent of the Buyer, and is given by way of security to secure the proprietary interest of the Buyer as the buyer of the AD Sale Shares, but shall expire in respect of the AD Sale Shares on the date on which the Buyer and/or its nominee is or are entered in the register of members of the Company as holder(s) of the AD Sale Shares.

11.	INDEMNITY FOR LOST SHARE CERTIFICATES

11.1	AD confirms in respect of the AD Sale Shares that:

11.1.1	to the best of her knowledge the original certificate(s) of title to the AD Sale Shares has been lost or destroyed;

11.1.2
neither the AD Sale Shares nor the certificates of title to the AD Sale Shares have been transferred, charged, lent, deposited or dealt with in any way that may affect their title to the AD Sale Shares; and

11.1.3	she is the person entitled to be on the register of members of the Company in respect of the AD Sale Shares.

11.2
AD agrees in respect of the AD Sale Shares only to indemnify the Buyer and the Company from and against all claims, actions, proceedings and demands which may be brought against the Buyer or the Company and all losses, liabilities, charges, costs, damages and expenses which the Buyer or the Company may incur as a result of allowing the registration of the transfer of all or any part of such AD Sale Shares without the production of the original certificates.

11.3	AD covenants to return her original certificate if it is found and the indemnity given in this Clause 11 will continue in force even if the original certificate is returned.

12.	ASSIGNMENT

12.1
This Agreement shall be binding upon and enure for the benefit of the successors and assignees of the Parties including, in the case of individuals, their respective estates after their deaths and, subject to any succession or assignment permitted by this Agreement, any such successor or assignee of the Parties shall in its own right be able to enforce any term of this Agreement.

12.2
No Party to this Agreement nor their successors and assignees shall be entitled to assign their respective rights or obligations under this Agreement without the prior written consent of the Buyer (in the case of any of AD) or the Sellers' Representative (in the case of the Buyer).

12.3
The Buyer and its assignees may at any time (i) assign, (including to any lender of the Buyer or any lender to any Group Company of the Buyer and/or any administrative or collateral agent on behalf of any such lenders as collateral security) (ii) transfer, (iii) charge or otherwise grant security over or assign by way of security, (iv) declare or create a trust or other interest over or (v) deal in any other manner with the Buyer's rights under this Agreement, provided that the liability of AD as a result of any of the foregoing actions shall be no more than it would have been to the Buyer had such foregoing actions not taken place.

13.	NOTICES

13.1
Any notice or other communication to be given under this Agreement shall be in writing and shall be delivered personally or sent by post or email to the Party to be served at its address set out below:

13.1.1	to the Buyer at:
401 Congress Avenue
Suite 1850
Austin, TX 78701
Email Address: kgill@uplandsoftware.com
Marked for the attention of: General Counsel
With a copy (which shall not constitute notice) to:
Pillsbury Winthrop Shaw Pittman LLP
401 Congress Avenue
Suite 1700
Austin, TX 78701

13.1.2	to AD, to the Sellers’ Representative at:
Roy Enright
Email Address: roy.enright@w-c-p.com
Address: 31 Waltham Terrace, Blackrock, Dublin, Ireland
With a copy to:
Colm Rafferty
Email Address: Colm.Rafferty@maples.com
Address: 75 St. Stephen's Green, Dublin 2, Ireland
or at any other address or email address or to any other addressee as it may have notified to the other Parties in accordance with this Clause 13.1. Any notice or other document sent by post shall be sent by prepaid first class recorded delivery post (if within Ireland) or be prepaid/signed for airmail (if elsewhere).

13.2	Any such notice shall be deemed to have been received:

13.2.1	if delivered personally, at the time of delivery;

13.2.2	in the case of first class recorded delivery, 24 hours from the date of posting;

13.2.3	in the case of airmail, five days from the date of posting; and

13.2.4	in the case of email, at the time of delivery,
provided that if deemed receipt occurs before 9 am on a Business Day the notice shall be deemed to have been received at 9 am on that day, and if deemed receipt occurs after 5 pm on a Business Day, or on a day which is not a Business Day, the notice shall be deemed to have been received at 9 am on the next Business Day. For the purpose of this Clause, “Business Day” means any day which is not a Saturday, a Sunday or a public holiday in the place at or to which the notice is left or sent.

13.3
In proving service of a notice or document it shall be sufficient to prove that delivery was made and recorded or that an email was properly addressed and despatched and the sender did not receive notification of a failure to deliver, as the case may be.

14.	GENERAL

14.1
Each Party undertakes, for no further consideration or payment but at the cost and expense of the requesting Party, to sign all documents and to do all other acts as the requesting Party reasonably requires which may be necessary to give full effect to this Agreement.

14.2	Each Party shall pay the costs and expenses incurred by it in connection with the negotiation, preparation, execution and carrying into effect of this Agreement and each document referred to in it.

14.3	This Agreement shall, as to any of its provisions remaining to be performed or capable of having or taking effect following Completion, remain in full force and effect notwithstanding Completion.

14.4
Unless expressly provided otherwise, all representations, warranties, undertakings, covenants, agreements and obligations made, given or entered into in this Agreement by more than one person are made, given or entered into severally.

14.5	The rights of each Party under this Agreement:

14.5.1	may be exercised as often as necessary;

14.5.2	are cumulative and not exclusive of rights or remedies provided by law; and

14.5.3	may be delayed, released or waived only in writing and specifically.

14.6	Delay in the exercise or non-exercise of any right or remedy provided by this Agreement or by law is not a waiver of that right or remedy.

14.7
A waiver of a breach of any of the terms of this Agreement or a default under this Agreement does not constitute a waiver of any other breach or default and shall not affect the other terms of this Agreement.

14.8
Any amendment of this Agreement shall not be binding on the Parties unless set out in writing, expressed to amend this Agreement and signed by authorised representatives of the Buyer and the Sellers’ Representative.

14.9
The provisions contained in each Clause and paragraph of this Agreement shall be enforceable independently of each of the others and their validity or enforceability shall not be affected if any of the others is invalid or unenforceable by reason of any provision of applicable law.

14.10
If any provision is invalid or unenforceable but would be valid or enforceable if some part of the provision were deleted or modified, the provision in question shall apply with such modification as may be necessary to make it valid and enforceable.

14.11
This Agreement may be executed in any number of counterparts, and by the Parties on separate counterparts, each of which, when executed and delivered, shall constitute one and the same instrument. Delivery of an executed signature page of a counterpart facsimile transmission or in AdobeTM Portable Document Format (PDF) sent by electronic mail shall take effect on delivery of an executed counterpart of this Agreement.

15.	ENTIRE AGREEMENT

15.1
For the purposes of this Clause, “Pre-Contractual Statement” means any undertaking, promise, assurance, statement, representation, warranty or understanding (whether in writing or not) of any person (whether party to this Agreement or not) relating to the subject matter of this Agreement other than as expressly set out in this Agreement.

15.2
The Parties confirm that this Agreement and any document in the Agreed Form represents the entire understanding, and constitutes the entire agreement of the Parties in relation to its subject matter and its terms and supersedes any previous agreement between the Parties relating to the subject matter or the terms of this Agreement.

15.3	Each of the Parties acknowledges and agrees that in entering into this Agreement it has not relied on any Pre-Contractual Statement.

15.4
Each of the Parties acknowledges and agrees that the only remedy available to it for breach of this Agreement shall be for breach of contract and it shall have no right of action against any other Party in respect of any Pre-Contractual Statement and, for the avoidance of doubt, no Party will have a right to seek the rescission of this Agreement.

15.5	This Clause 15 shall exclude liability for misrepresentation save that it shall not exclude any liability for (or remedy in respect of) fraudulent misrepresentation.

16.	GOVERNING LAW AND JURISDICTION

16.1
This Agreement and any non-contractual obligations arising out of or in connection with this Agreement including its formation is governed by and shall be construed in accordance with the law of Ireland.

16.2
Each Party irrevocably agrees to submit to the exclusive jurisdiction of the courts of Ireland over any claim, dispute or controversy (whether contractual or non-contractual) arising under or in connection with this Agreement or the legal relationships established by this Agreement (including its formation).

16.3
Each Party irrevocably consents to any process in any legal action or proceedings arising out of or in connection with this Agreement being served on it in accordance with the provisions of this Agreement relating to service of notices by mail. Nothing contained in this Agreement shall affect the right to serve process in any other manner permitted by law.

EXECUTED AND DELIVERED AS A DEED on the date set out at the head of this Agreement.

EXECUTED and DELIVERED as a DEED by ÁINE DENN:	) ) )	By her lawfully appointed attorney /s/ Donal Daly
in the presence of:		/s/ Jim Crisera Witness
Witness name: Witness address: Witness occupation:	Jim Crisera__________________ ________________________________ President/C.F.O_____________

EXECUTED and DELIVERED as a DEED by POWERSTEERING SOFTWARE LIMITED acting by its attorney KIN GILL under a power of attorney dated 17 April 2019	) ) )	/s/ Kin Gill Signature
in the presence of:		/s/ Stephanie J. Deadmon Witness
Witness name: Witness address: Witness occupation:	/s/ Stephanie J. Deadmon___________ ________________________________ Paralegal________________

v

EXECUTED and DELIVERED as a DEED by ROY ENRIGHT:	) ) )	/s/ Roy Enright
in the presence of:		/s/ James Reidy Witness
Witness name: Witness address: Witness occupation:	James Reidy_____________________ ________________________________ Solicitor________________________

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